Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

PROMISSORY NOTE

$50,000.00	Issue Date: 4/1/2021

FOR VALUE RECEIVED, Omnia Wellness, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Mohammed Faraz Khan (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of Fifty Thousand Dollars ($50,000.00) plus interest, payable in 36 monthly interest and principal payments of $2,000 per month for a total of $72,000 at the Maturity Date as further described in Section 1.1 below. Monthly payments are first priority from the monthly gross receipts from sales occurring at the BodyStop located inside the Fitness 1440, Dalton, Georgia.

1. Payment.

1.1 Principal and Interest. The interest on the principal shall begin accruing on the date hereof. The Note will be amortized at the rate of $2,000 per month over the term of 36 months, with the first payment beginning May 1, 2021. The 36th and final payment will be due April 1, 2024 (the “Maturity Date”). All amounts payable hereunder shall be paid to Lender at the address specified in writing by Lender.

1.2 Prepayment. Borrower will have the right to prepay the Note at any time prior to the Maturity Date after providing the holders thereof with at least fifteen (15) days’ prior written notice of its intention to prepay the Note.

2. Default.

2.1 Each of the following events shall be an “Event of Default” hereunder:

(a) the Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(b) an involuntary petition is filed against the Borrower under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Borrower; the Borrower executes an assignment with respect to substantially all of its assets;

(c) the Borrower fails to pay, upon demand made by Lender at any time after the Maturity Date, any and all payments when due and other amounts owing hereunder; and

(d) Borrower breaches any warranty or agreement in any material respect made by Borrower in this Note (except as set forth in (c) above) and fails to cure such breach within fifteen (15) days of the Borrower receiving written notice of such breach from Lender.

2.2 Upon the occurrence of any Event of Default hereunder, the annual rate at which interest accrues under this Note shall be increased by an additional two percent (2%) per annum for all times while such Event of Default is continuing. Borrower shall notify Lender in writing promptly and, in no event, more than three (3) days after the occurrence of any Event of Default, that such Event of Default has occurred.

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3. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

4. Amendment and Waiver. Any term of this Note may be amended or waived with a written consent signed by Borrower and Lender.

5. Transfer of Note. By accepting this Note, Lender hereby covenants with Borrower as follows:

(a) Lender agrees that Lender will not effect any disposition of this Note, in a manner that would constitute a sale within the meaning of the Securities Act, except: (i) pursuant to registration under the Securities Act; or (ii) in a transaction exempt from registration under the Securities Act and, in any such case, Lender shall, prior to effecting such disposition, obtain the prior written consent of the Borrower, which the Borrower may withhold in its sole discretion, and submit to the Borrower an opinion of counsel in form and substance reasonably satisfactory to the Borrower to the effect that the proposed transaction is in compliance with the Securities Act.

(b) Upon compliance with any and all restrictions as described in this Section 5, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note.

6. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

7. Usury. In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith and therewith, exceed the highest rate permissible under applicable law. Borrower and Lender, in executing and delivering this Note, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any remaining obligations to the extent of such excess.

8. Unsecured. This Note is not secured by any assets of the Borrower.

9. No Dilution or Impairment. Borrower shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Lender against dilution or impairment.

10. Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceeding or if this Note is placed in the hands of attorneys for collection after default, then Borrower agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Lender related to or arising from such collection.

11. Representations And Warranties By The Lender. The Lender represents and warrants to the Borrower that:

11.1 The Lender is acquiring this Note for the Lender’s own account, as principal, for investment purposes only and not with any intention to resell, distributes or otherwise dispose of the Note, as the case may be, in whole or in part.

11.2 The Lender has had an unrestricted opportunity to: (i) obtain information concerning this Note and the offering thereof (the “Offering”), the Borrower, and its proposed and existing business, assets and financial condition; and (ii) ask questions of, and receive answers from the Borrower concerning the terms and conditions of the Offering and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in this Note or otherwise provided.

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11.3 The Lender is an Accredited Investor, within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Borrower, and all information that the Lender has provided concerning the Lender, the Lender’s financial position and knowledge of financial and business matters is true, correct and complete. The Lender acknowledges and understands that the Borrower will rely on the information provided by the Lender in this Note for purposes of complying with federal and applicable state securities laws.

11.4 Except as otherwise disclosed in writing by the Lender to the Borrower, the Lender has not dealt with a broker in connection with the purchase of this Note and agrees to indemnify and hold the Borrower and its officers and directors harmless from any claims for brokerage or fees in connection with the transactions contemplated herein.

11.5 The Lender is not relying on the Borrower or any of its management, officers or employees with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of Note. The Lender has relied solely on the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of Note, the Lender’s own legal counsel, business and/or investment adviser, accountant and tax adviser.

11.6 The Lender understands that this Note cannot be sold, assigned, transferred, exchanged, hypothecated or pledged, or otherwise disposed of or encumbered except in accordance with the Securities Act, and that no market will exist for the resale of this Note. In addition, the Lender understands that this Note has not been registered under the Securities Act, or under any applicable state securities or blue sky laws or the laws of any other jurisdiction, and cannot be resold unless it is so registered or unless an exemption from registration is available. The Lender understands that there is no current plan to register this Note.

11.7 The Lender is willing and able to bear the economic and other risks of an investment in the Borrower. The Lender has read and understands the provisions of this Note.

11.8 The Lender maintains the Lender’s domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Note.

11.9 The Lender is not participating in the Offering as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or (iii) any registration statement the Borrower may have filed with the SEC.

11.10 If the Lender is an entity, the Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be. The Lender has all requisite power and authority to own its properties, to carry on its business as presently conducted, to enter into and perform this Note and to carry out the transactions contemplated hereby. This Note is a valid and binding obligation of the Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally. If applicable, the execution, delivery and performance of this Note has been duly authorized by all necessary action of the Lender. The execution, delivery and performance of this Note and the performance of any transactions contemplated by this Note will not: (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Lender is a party or by which it or its assets are bound, or any provision of its organizational documents (if an entity), or cause the creation of any lien or encumbrance upon any of the assets of the Lender; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Lender; (iii) require from the Lender any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Lender is a party or by which it is bound.

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11.11 The Lender acknowledges and agrees that the Borrower intends, in the future, to raise additional funds to expand its business which may include, without limitation, the need to: fund more rapid expansion; fund additional marketing expenditures; enhance its operating infrastructure; hire additional personnel; respond to competitive pressures; or acquire complementary businesses or necessary technologies.

11.12 The Lender acknowledges and agrees that the Borrower will have broad discretion with respect to the use of the proceeds from this Offering, and the Lender will be relying on the judgment of management regarding the application of these proceeds.

11.13 Neither the Lender nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Note, “Rule 506(d) Related Party” shall mean a Person covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

11.14 The Lender understands the various risks of an investment in the Borrower, and has carefully reviewed the various risk factors and other disclosures of the Borrower set forth in the periodic reports and other documents it files with the SEC under the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, Borrower has executed this Note in favor of Lender as of the date first written above.

BORROWER:

OMNIA WELLNESS, INC.

By:
Name:	Steve Howe
Title:	Executive Chairman

LENDER:

By:
Name:	Mohammed Faraz Khan

Address:

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